AMENDED AND RESTATED OPERATING AGREEMENT OF RED TRAIL ENERGY, LLC MEMBERS 1.1 Place of Meetings . Each meeting of the members shall be held at the principal executive office of the Company or at such other place as may be designated by the Board of Governors or the President; provided, however, that any meeting called by or at the demand of a member or members shall be held in the county where the principal executive office of the company is located. 1.2 Regular Meetings . Regular meetings of the members may be held on an annual or other more frequent basis as determined by the Board of Governors; provided, however, that if a regular meeting has not been held during the immediately preceding fifteen (15) months, a member or members owning five percent (5%) or more of the voting power of all membership interests entitled to vote, may demand a regular meeting of members by written demand given to the President or Treasurer of the Company. At each regular meeting the members entitled to vote shall elect qualified successors for governors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given. 1.3 Special Meetings . A special meeting of the members may be called for any purpose or purposes at any time by the President, by the Board of Governors or any two or more governors, or by one or more members owning not less than ten percent (10%) of the voting power of all membership interests of the Company entitled to vote, who shall demand such special meeting by written notice given to the President of the Company specifying the purposes of such meeting. 1.4 Meeting Held Upon Member Demand . Within thirty (30) days after receipt of a demand by the President from any member or members entitled to call a meeting of the members, it shall be the duty of the Board of Governors of the Company to cause a special or regular meeting of members, as the case may be, to be duly called and held on notice no later than ninety (90) days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by the Section, the member or members making the demand may call the meeting by giving notice as provided in Section 1.6 hereof at the expense of the Company. 1.5 Adjournments . Any meeting of the members may be adjourned from time to time to another date, time and place. If any meeting of the members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment. 1.6 Notice of Meetings . Unless otherwise required by law, written notice of each meeting of the members, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten (10) days and not more than fifty (50) days prior to the meeting to every owner of membership interests entitled to vote at such meeting except as specified in Section 1.5 or as otherwise permitted by law. The business transacted at a special meeting of members is limited to the purposes stated in the notice of the meeting. 1.7 Waiver of Notice . A member may waive notice of the date, time, place and purpose or purposes of a meeting of members. A waiver of notice by a member entitled to notice is effective whether given before, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a member at a meeting is a waiver of notice of that meeting, unless the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting. 1.8 Voting Rights . A member shall have voting power in proportion to the membership units owned, as provided in a member control agreement. Except as otherwise required by law, an owner entitled to vote may vote any portion of the membership units owned in any way the member chooses. If a member votes without designating the proportion of the membership units voted in a particular way, the member is deemed to have voted all of the membership units in that way. Exhibit 99.1

1.9 Voting Representative . Each member that is not a natural person shall designate in writing an authorized voting representative to cast such Member’s vote. A Member may change the voting representative at any time by written notice to the Company. Whenever this agreement allows for or requires Members consent to an action, the authorized voting representative of each member shall grant or withhold such consent on behalf of such Member. The voting representative shall represent the Member in all Company business and shall be eligible to serve as a governor. 1.10 Proxies . A member may cast or authorize the casting of a vote by filing a written appointment of a proxy with a manager of the Company at or before the meeting at which the appointment is to be effective. The member may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the member authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original provided that it is a complete and legible reproduction of the entire original. 1.11 Quorum . The owners of a majority of the voting power of the membership interests entitled to vote at a meeting of the members are a quorum for the transaction of business, unless a larger or smaller proportion is provided in the Articles of Organization of the Company or a member control agreement. If a quorum is present when a duly called or held meeting is convened, the members present may continue to transact business until adjournment, even though the withdrawal of members originally present leaves less than the proportion otherwise required for a quorum. 1.12 Acts of Members . Except as otherwise required by law or specified in the Articles of Organization of the Company or a member control agreement, the members shall take action by the affirmative vote of the owners of the greater of (a) a majority of the voting power of the membership interests present and entitled to vote on that item of business or (b) a majority of the voting power that would constitute a quorum for the transaction of business at a duly held meeting of members. 1.13 Action Without a Meeting . Any action required or permitted to be taken at a meeting of the members of the Company may be taken without a meeting by written action signed by all of the members entitled to vote on that action. Any action, if the Articles of Organization or a member control agreement so provide, may be taken by written action signed by the members who own voting power equal to the voting power that would be required to take the same action at a meeting of the members at which all members were required members, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all members, all members shall be notified immediately of its text and effective date. 1.14 Nomination of Governors . Only persons who are nominated in accordance with the procedures set forth in this Operating Agreement shall be eligible to serve as Governors. Nominations of persons for election to the Board of Governors of the Company may be made at a meeting of members (a) by or at the direction of the Board of Governors or (b) by any member of the Company who is a member of record at the time of giving of notice provided for in this Section 1.14, who shall be entitled to vote for the election of Governors at the meeting and who complies with the notice procedures set forth in this Section 1.14. Such nominations, other than those made by or at the direction of the Board of Governors, shall be made pursuant to timely notice in writing to the secretary of the Company. To be timely, a member’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of members; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Company no later than forty (40) days prior to the date of the meeting. Such member’s notice shall set forth (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of membership units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such membership units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person's proposal for nomination and election as a Governor and actions to be proposed or taken by such person if elected a Governor and (f) the written consent of each person so proposed to serve as a Governor if nominated and elected as a Governor. At the request of the Board of Governors, any person nominated by the Board of Governors for election as a Governor shall furnish to the secretary of the Company that information required to be set forth in a member’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a Governor of the

Company unless nominated in accordance with the procedures set forth in this Section 1.14. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 1.14, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. 1.15. Notice of Business. At any meeting of the members, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Governors or (b) by any member of the Company who is a member of record at the time of giving of the notice provided for in this Section 1.15, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.15. For business to be properly brought before a member meeting by a member, the member must have given timely notice thereof in writing to the secretary of the Company. To be timely, a member’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of members; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date then to be timely such notice must be received by the Company no later than forty (40) days prior to the date of the meeting. A member’s notice to the secretary shall set forth as to each matter the member proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of the member proposing such business, (c)(i) the number of membership units of the Company which are held of record or are beneficially owned by such member and (ii) any derivative positions held or beneficially held by the member and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such member with respect to the Company’s securities, and (d) any material interest of the member in such business. Notwithstanding anything in the Operating Agreement to the contrary, no business shall be conducted at a member meeting except in accordance with the procedures set forth in this Section 1.15. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.15, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. GOVERNORS 2.1 Number; Qualifications . The permanent Board elected by the members at the first annual meeting shall be comprised of seven (7) individuals. Governors shall be natural persons, and must be Members (or Voting Representatives of entity members) of the Company. Prior to the first annual meeting of members, the interim Board of Governors shall manage the Company. 2.2 Election; Term . The Members shall elect the governors at a regular meeting of Members. The procedural process for nominating and electing governors shall be determined in advance of the meeting by the Board of Governors and shall be communicated to all Members in a timely manner. Each governor, other than the interim initial Board, shall hold office for a term of three (3) years; except that at the first annual meeting the governors shall be elected to staggered one, two, and three year terms. Two of the Governors elected at the first meeting of Members shall be elected to a one year term, two for a two year term, and three for a three year term. 2.3 Vacancies . Vacancies on the Board of Governors resulting from the death, resignation, removal or disqualification of a governor may be filled by the affirmative vote of a majority of the remaining governors, even though less than a quorum. Vacancies on the Board resulting from newly-created governorships may be filled by the affirmative vote of a majority of the governors serving at the time such governorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the members at the next regular meeting or at any special meeting duly called for that purpose. 2.4 Place of Meetings . Each meeting of the Board of Governors shall be held at the principal executive office of the Company or at such other place as may be designated from time to time by a majority of the governors or by the President. A meeting may be held by conference among the governors using any means of communication through which the governors may simultaneously hear each other during the conference. 2.5 Regular Meetings . Regular meetings of the Board of Governors shall be held periodically, as established by the Board, but not less than one per month.

2.6 Special Meetings . A special meeting of the Board of Governors may be called for any purpose or purposes at any time by the President or at least two (2) Governors by fixing the Date, time, and place of the meeting and causing notice of the meeting to be given. The notice must state the purpose of the meeting. 2.7 Waiver of Notice; Previously Scheduled Meetings . Subdivision 1. A governor of the Company may waive notice of the date, time, and place of a meeting of the Board. A waiver of notice by a governor entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally or by attendance. Attendance by a governor at a meeting is a waiver of notice of that meeting, unless the governor objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. Subdivision 2. If the day or date, time, and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened. 2.8 Quorum . A majority of the governors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the governors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the governors present may continue to transact business until adjournment, even though the withdrawal of a number of the governors originally present leaves less than the proportion or number otherwise required for a quorum. 2.9 Acts of Board . Except as otherwise required by law or specified in the Articles of Organization of the Company or a member control agreement, the Board shall take action by the affirmative vote of a majority of the governors present at a duly held meeting. 2.10 Participation by Electronic Communications . A governor may participate in a Board meeting by any means of communication through which the governor, other governors so participating and all governors physically present at the meeting may simultaneously hear each other during the meeting. A governor so participating shall be deemed present in person at the meeting. 2.11 Absent Governors . A governor of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the governor is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the governor has consented or objected. 2.12 Action Without a Meeting . Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by the number of Members who would be required to take the same action at a meeting of the Member at which all members were present. The written action is effective when signed by the required Members unless a different effective time is provided in the written action. Notice of the text of such written action must be given in advance to all Members. 2.13 Compensation . The Board of governors shall establish reasonable compensation of all governors for services to the Company as governors, managers, or otherwise. By resolution by the Board of Governors, the governors may be paid their expenses, if any, of attendance at each meeting of the Board of Governors and incurred in action on behalf of the Company. MANAGERS 3.1 Number and Designation . The Company shall have one or more natural persons exercising the functions of the position of President and Secretary/Treasurer. The Board of Governors may elect or appoint such other managers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board, each of whom shall have the powers, rights, duties and responsibilities set forth in this Operating Agreement unless otherwise determined by the Board. Any of the positions or functions of those positions may be held by the same person.

3.2 President . Unless provided otherwise by a resolution adopted by the Board of Governors or in a member control agreement, the President (a) shall have general active management of the business of the Company; (b) shall, when present, preside at all meetings of the members of the Board; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and members; and (e) shall perform such other duties as may from time to time be prescribed by the Board. 3.3 Treasurer . Unless provided otherwise by a resolution adopted by the Board of Governors or in a member control agreement, the Treasurer (a) shall keep accurate financial records for the Company; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor (d) shall disburse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) shall render to the President and the Board, whenever requested, an account of all of such manager’s transactions as Treasurer and of the financial condition of the Company; and (f) shall perform such other duties as may be prescribed by the Board or the President from time to time. 3.4 Vice Presidents . The Board of Governors may establish the position of Vice-President. During the absence of disability of the President, it shall be the duty of the Vice-President to perform the duties of the President. The Vice- President shall have such other duties and authority as established by the Board. 3.5 Secretary . The Secretary shall attend all meetings of the Board of Governors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Governors and of the Members. The Secretary shall keep the Require Records of the Company, when so directed by the Board of Governors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Board of Governors, and shall also perform such other duties and have such other powers as the President or the Board of Governors may prescribe from time to time. 3.6 Authority and Duties . In addition to the foregoing authority and duties, all managers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Governors or in this Agreement. Unless prohibited by a resolution approved by the affirmative vote of a majority of the governors present, a manager elected or appointed by the Board may, without the approval of the board, delegate some or all of the duties and powers of a position to the Company’s employees, accountants, and legal counsel. 3.7 Term . Subdivision 1. All managers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal. Subdivision 2. A manager may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice. Subdivision 3. A manager may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the governors present at a duly held Board meeting, subject to the provisions of any member control agreement. Subdivision 4. A vacancy in a position because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the position of President or Treasurer shall be billed for the unexpired portion of the term by the Board. 3.8 Salaries . The salaries of all managers of the Company shall be fixed by the Board of Governors or by the President if authorized by the Board. INDEMNIFICATION 4.1 Indemnification . The Company shall indemnify its managers and governors for such expenses and liabilities, in such manner, unless such circumstances, and to such extent, as require or permitted by North Dakota Statute, Section 10-32-99, as amended from time to time, or as required or permitted by other provisions of law.

4.2 Insurance . The Company may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability. MEMBERSHIP INTERESTS 5.1 Statement of Membership Interest . At the request of any member, the Company shall state in writing, the particular membership interest owned by that member as of the moment the Company makes the statement. The statement must describe the member’s rights to vote, to share in profits and losses, and to share in distributions, as well as any assignment or the member’s rights then in effect. 5.2 Declaration of Distributions . The Board of Governors shall have the authority to declare distributions upon the membership interests of the Company to the extent permitted by law. 5.3 Transfer of Membership Interests . Membership interests in the Company may be transferred only to the extent permitted by law and subject to any member control agreement. MISCELLANEOUS 6.1 Execution of Instruments . Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by the President or the Secretary/Treasurer as may be designated from time to time by the Board of Governors. Subdivision 2. If a document must be executed by persons holding different positions or functions and one person holds such positions or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity. 6.2 Advances . The Company may, without a vote of the governors, advance money to its governors, managers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance. 6.3 Company Seal . The Company will be a no seal company. 6.4 Fiscal Year . The fiscal year of the Company shall be determined by the Board of Governors. 6.5 Construction . This Operating Agreement is subject to the terms of any member control agreement from time to time in effect and to the extent inconsistent, the member control agreement shall be controlling. 6.6 Amendments . The Board of Governors shall have the power to adopt, amend or repeal the Operating Agreement of the Company, subject to the power of the members to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Section fixing a quorum for meetings of members, prescribing procedures for removing governors or filling vacancies in the Board, or fixing the number of governors or their classifications, qualifications, or terms of office, but may adopt or amend a Section that increases the number of governors.

The undersigned hereby certifies that the foregoing Amended and Restated Operating Agreement was duly adopted as the Operating Agreement of the company by its board of governors on July 31, 2008. RED TRAIL ENERGY LLC /s/ Mick J. Miller Mick J. Miller President and Chief Executive Officer